                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-74716) pertaining to the Uniphase Corporation 1984 Amended and Restated Stock Plan, the 1993 Flexible Stock Incentive Plan, the 1993 Amended and Restated Employee Stock Purchase Plan; the Registration Statement (Form S-8 No. 33-31722) pertaining to the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan; the Registration Statement (Form S-8 No. 333-09937) pertaining to the Uniphase Telecommunications Products, Inc. 1995 Flexible Stock Incentive Plan; the Registration Statement (Form S-8 No. 333-39423) pertaining to the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan and the 1996 Nonqualified Stock Option Plan; the Registration Statement (Form S-8 No. 333-62465) pertaining to the Uniphase Corporation 1998 Employee Stock Purchase Plan and the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan; the Registration Statement (Form S-8 No. 333-81911) pertaining to the JDS FITEL Inc. 1994 Stock Option Plan and 1996 Stock Option Plan; the Registration Statement (Form S-8 No. 333-81909) pertaining to the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan, the 1996 Nonqualified Stock Option Plan, and the 1998 Employee Stock Purchase Plan; the Registration Statement (Form S-8 No. 333-70339) pertaining to the Broadband Communications Products, Inc. 1992 Key Employee Incentive Stock Option Plan, the 1997 Employee Stock Option Plan and the 1997 Nonqualified Stock Option Plan; the Registration Statement (Form S-8 No. 333-90301) pertaining to the JDS Uniphase Corporation 1999 Canadian Employee Stock Purchase Plan; the Registration Statement (Form S-8 No. 333-91313) pertaining to the EPITAXX, Inc. Amended and Restated 1996 Employee, Director and Consultant Stock Option Plan; the Registration Statement (Form S-8 No. 333-96481) pertaining to the Optical Coating Laboratory, Inc. 1993 Incentive Compensation Plan, the 1995 Incentive Compensation Plan, the 1996 Incentive Compensation Plan, the 1998 Incentive Compensation Plan, the 1999 Incentive Compensation Plan, the 1999 Director Stock Plan and the 1999 Employee Stock Purchase Plan; the Registration Statement (Form S-8 No. 333-36114) pertaining to the Cronos Integrated Microsystems, Inc. 1999 Stock Plan; the Registration Statement (Form S-8 No. 333-40696) pertaining to the E-TEK Dynamics, Inc. 1997 Executive Equity Incentive Plan, the 1997 Equity Incentive Plan, the 1998 Director Option Plan and the 1998 Stock Plan; the Registration Statement (Form S-8 No. 333-46846) pertaining to the Epion Corporation 1996 Stock Option Plan; the Registration Statement (Form S-8 No. 333-50176) pertaining to the Epion Corporation 1996 Stock Option Plan; the Registration Statement (Form S-8 No. 333-50502) pertaining to the JDS Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan and the 1999 Canadian Employee Stock Purchase Plan; the Registration Statement (Form S-8 No. 333-53642) pertaining to the JDS Uniphase Corporation 1998 Employee Stock Purchase Plan; the Registration Statement (Form S-3 Nos. 333-27931, 333-70351, 333-78821, 333-82797, 333-83129,
333-88761, 333-91827, 333-94217, 333-39436, 333-48930) of JDS Uniphase
Corporation (formerly Uniphase Corporation); the Registration Statement (Form S-4 No. 333-45300) of JDS Uniphase Corporation and the related Prospectus of our report dated July 24, 2000 (except for Note 13, as to which the date is October 30, 2000), with respect to the consolidated financial statements and schedule of JDS Uniphase included in the Annual Report (Form 10-K/A) for the year ended June 30, 2000.

                                              /s/  ERNST & YOUNG LLP
San Jose, California
February 9, 2001